Exhibit 99.1
Contact:

Joseph P. O’Connell
Senior Vice President, Chief Financial Officer
(800) 343-4039

Astro-Med Reports Strong First-Quarter FY15 Financial Results;
Board of Directors Declares Regular Cash Dividend

•	Orders Received of $23.5 Million, Up 42.2% From Prior Year
•	Net Sales of $20.8 Million, Up 34.2% From Prior Year
•	Diluted EPS of $0.14

WEST WARWICK, RI – May 22, 2014 – Astro-Med, Inc. (NASDAQ: ALOT), a leading manufacturer of specialty high-tech printing systems and data acquisition products, today reported net sales of $20.8 million for the three months ended May 3, 2014, an increase of 34.2% from the same period a year earlier.

“Strong demand in both our QuickLabel Systems (QLS) and Test & Measurement (T&M) segments drove excellent results for Astro-Med in the first quarter of fiscal 2015,” said Gregory A. Woods, the Company’s President and Chief Executive Officer. “QLS product sales increased 27% in the first quarter to $14.4 million. Our QLS products continue to benefit from a targeted marketing program that is accelerating new customer growth.

“T&M segment sales grew 55% to $6.4 million,” added Woods. “A portion of our T&M growth can be attributed to our acquisition of the Miltope ruggedized aerospace printer business in January, but we also saw increasing demand for high-speed data acquisition systems – our TMX and TMX-18 products, in particular.

“We posted first-quarter orders of $23.5 million, a 42% increase over last year,” Woods said. “Both the QuickLabel Systems and Test & Measurement segments reported double-digit increases. We exited the quarter with a record backlog of $16.2 million.

“We continue to focus on expanding our global sales channel to complement our direct presence in the United States, Canada and Western Europe,” said Woods. “In the first quarter we added salespeople in both Europe and North America. One of our sales channel expansion goals for fiscal 2015 is to establish a direct presence in Asia, where we see additional opportunity for growth. We expect to have an office up and running by the end of this fiscal year to serve customers in China and Southeast Asia.”

Gross profit for the first quarter of fiscal 2015 was $8.6 million, or 41.6% of net sales, compared with $5.1 million, or 33.0% of net sales, for the same period of fiscal 2014, reflecting higher revenue, improved product mix and the ongoing success of Astro-Med’s lean manufacturing initiatives.

Net income on a GAAP (Generally Accepted Accounting Principles) basis for the three months ended May 3, 2014 was $1.1 million, or $0.14 per diluted share. This compares with a net loss of $449,000, or $0.06 per share, for the same period a year earlier. The prior year EPS included a charge of $389,000 or $0.05 per diluted share related to the reserve established to address a non-compliant component in a limited number of ToughWriter printers.

At May 3, 2014, Astro-Med had cash and cash equivalents of $28.6 million, compared with $27.1 million at January 31, 2014.

Board of Directors Declare Regular Quarterly Dividend

On May 22, 2014, the Directors of Astro-Med, Inc. declared a regular quarterly cash dividend of $0.07 per share. The dividend, which represents a cash dividend of $0.28 per share on an annualized basis, is payable July 1, 2014 to shareholders of record on June 13, 2014.

Q1 Fiscal 2015 Conference Call

The first quarter fiscal 2015 financial results conference call will be held today, Thursday, May 22, 2014 at 4:00 p.m. ET. It will be broadcast in real time on the Internet through the “Investors” section of the Company’s website at www.Astro-MedInc.com. You also may participate in the conference call by 877-941-8609 (U.S. and Canada) or 480-629-9692 (International) with passcode 4680464. Following the live broadcast, an audio webcast of the call will be available on the Company’s website. A conference call replay also will be available for seven days by dialing 800-406-7325 (U.S. and Canada) or 303-590-3030 (International) with passcode 4680464.

About Astro-Med, Inc.

Astro-Med, Inc. is a leading manufacturer of specialty high tech printing systems and data acquisition systems. Products include color label printers and consumables sold under the QuickLabel Systems brand as well as rugged printers for aerospace and defense applications and data acquisition products sold under the Astro-Med brand. Astro-Med, Inc. is a member of the Russell Microcap® Index. Additional information is available by visiting www.Astro-MedInc.com

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including  those concerning the global expansion into Asia and growth through acquisitions, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014 and subsequent filings Astro-Med makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Use of Non-GAAP Financial Measure

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the Non-GAAP financial measure, Non-GAAP net income.  The Company believes that the inclusion of this non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and also can help investors who wish to make comparisons between Astro-Med and other companies on both a GAAP and a non-GAAP basis. Astro-Med’s management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. This measure also is used by the Company’s management to assist with their financial and operating decision making.

The non-GAAP financial measure included in this press release is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Reconciliations of the non-GAAP financial measure used in this press release to the most directly comparable GAAP financial measure are set forth in the text of, and the accompanying tables to, this press release.

ASTRO-MED, INC.
 Consolidated Statements of Income
In Thousands Except for Per Share Data
(Unaudited)

	May 3, 2014	May 4, 2013
Net Sales	$20,774	$15,485
Cost of Sales	12,139	9,708
Product Replacement Related Costs	-	672

Gross Profit	8,635	5,105
	41.6%	33.0%
Operating Expenses:
Selling	4,374	3,572
Research & Development	1,371	1,113
General & Administration	1,191	1,142
	6,936	5,827

Operating Income (Loss)	1,699	(722)
	8.2%	(4.7%)

Other Income (Expense), Net	(121)	(36)

Income (Loss) from Continuing Operations Before Taxes	1,578	(758)

Income Tax Provision (Benefit) for Continuing Operations	449	(319)

Income (Loss) from Continuing Operations	1,129	(439)

Income (Loss) from Discontinued Operations, net of taxes	-	(10)

Net Income (Loss)	$1,129	$(449)

Earnings Per Share – Basic:
Net Income (Loss) per share from Continuing Operations	$0.15	$(0.06)
Net Income (Loss) per share from Discontinued Operations	-	-
Net Income (Loss) per share - Basic	$0.15	$(0.06)

Earnings Per Share – Diluted:
Net Income (Loss) per share from Continuing Operations	$0.14	$(0.06)
Net Income (Loss) from Discontinued Operations	-	-
Net Income (Loss) per share - Diluted	$0.14	$(0.06)

Weighted Average Number of Common Shares - Basic	7,601	7,401
Weighted Average Number of Common Shares - Diluted	7,848	7,404
Dividends Declared Per Common Share	$0.07	$0.07

Selected Balance Sheet Data
In Thousands
(Unaudited)

	As of May 3, 2014	As of January 31, 2014
Cash & Marketable Securities	$28,595	$27,107
Current Assets	$65,596	$65,034
Total Assets	$78,279	$77,964
Current Liabilities	$8,920	$9,892
Shareholders’ Equity	$68,088	$66,614

Reconciliation of Non-GAAP Adjustment
In Thousands
(Unaudited)

	May 3, 2014	May 4, 2013
GAAP based results as reported:
Net Income (Loss)	$1,129	$(449)
Non-GAAP adjustment:
Product Replacement Costs	-	389
Non-GAAP Net Income (Loss)	$1,129	$(60)

GAAP based results as reported
EPS -diluted	$0.14	$(0.06)
Non-GAAP adjustment:
Product Replacement Costs	-	0.05
Non-GAAP EPS - diluted	$0.14	$(0.01)

Source: Astro-Med, Inc.

Astro-Med, Inc.
Joseph P. O’Connell, 800-343-4039
Senior Vice President, Chief Financial Officer